Exhibit 99.1
For Immediate Release
Local.com Reports Second Quarter 2008 Financial Results
IRVINE, Calif., August 5, 2008 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today reported its financial results for the second quarter 2008.
“Local.com had another great quarter, materially exceeding prior guidance. This was driven in part by significant growth in both organic traffic and improved monetization,” said Heath Clarke, Local.com chairman and CEO. “We are forecasting continued growth with a further reduction in our losses in the third quarter. Due to improvements in all key metrics, we reiterate our prior guidance for the fourth quarter.”
Second Quarter Financial Results and Recent Highlights:
•	Record Revenue — Second quarter of 2008 revenue of $9.6 million exceeded guidance, and represented growth of 89% over the second quarter 2007 and growth of 9% over the first quarter 2008.

•	Net Loss — Second quarter of 2008 net loss was $1.9 million and included non-cash expenses of $1.0 million or $0.07 per share. Basic and diluted net loss per share was $0.14.

The non-cash expenses of $1.0 million consisted of depreciation and amortization ($475,000); and stock-based compensation ($572,000).

•	Record Monetization — Revenue per thousand visitors (RKV) was $254, up 66% from $153 in the second quarter of 2007 and up 11% from $228 RKV in the first quarter of 2008.

•	Record Overall Traffic — The company reached record search traffic of 48 million monthly unique visitors (MUVs) on the Local.com site and network during the second quarter, up from 27 million MUVs in the year ago period and 45 million MUVs in the prior quarter.

•	Record Organic Traffic — The company reached record organic search traffic of over 18 million monthly unique visitors on the Local.com site and network during the second quarter, up from nearly 3 million in the year ago period and 17 million in the prior quarter.

•	Launched LEC Billing — The company integrated LEC billing during the quarter, which means advertisers can now pay for Local.com advertising conveniently on their phone bill.

•	Direct Advertiser Base Expansion — Direct advertisers exceeded 3,500 at the end of July, up from 1,500 at the end of April.

•	Sales Force Expansion — The company doubled the number of outsourced sales personnel, which now exceeds 100.

•	Technology Licensees — The number of licensees for the company’s local search technologies grew to 33, up from 18 in the prior period.

•	Launched “Best of Local” Awards Program — The company launched the “Best of Local” awards program that will feature the best businesses as rated by consumers in 15 cities and 20 categories across the U.S.

•	Launched Proprietary Ratings and Reviews — The company launched its own ratings and reviews engine, which allows users to create an account and enter ratings and reviews for any business listing that appears on the site.

•	Partnered with MediaSpan — The company partnered with MediaSpan to deliver Local.com’s local search platform to more than 1,500 newspaper, TV and radio companies. As part of the partnership, MediaSpan is licensing Local.com’s local search patent, U.S. Patent No. 7,231,405.

•	Received Several Industry Honors — The company received several industry honors including:
•	“Official Honoree” — 12th Annual Webby Awards

•	Finalist — 15th Annual AeA High-Tech Innovation Awards, Product of the Year, Internet category

•	Award Recipient — 2008 Internet Advertising Competition (IAC) Outstanding Achievement

•	Finalist — Chairman and CEO, Heath Clarke, Best Executive — Media & Entertainment category for the 2008 American Business Awards

•	Award Recipient — Hitwise U.S. Top 10, Business and Finance, Business Directories online industry category
Financial Guidance and Balance Sheet:
The company expects third quarter 2008 revenue of approximately $10.6 million, which represents a 10% increase over revenue for the second quarter 2008. The company expects net loss for the third quarter 2008 to be approximately $1.8 million, or $0.12 per share, and includes non-cash expenses of $1.0 million or $0.07 per share. The non-cash charges consist of stock-based compensation of $554,000 and depreciation and amortization of $450,000. The loss per share forecast assumes a weighted average share count of 14.3 million.
Operating expenses for the third quarter 2008 include approximately $800,000 for the expansion of outsourced direct sales efforts in order to acquire new advertisers.
On June 30, 2008, the Company had $13.8 million in cash and no debt.
Conference Call Information:
Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Doug Norman will host a conference call today at 5:00 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-866-831-6270 or 1-617-213-8858, passcode # 56271267. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.

About Local.com
Local.com (NASDAQ: LOCM) is a top U.S. website and local search network attracting approximately 16 million visitors each month seeking information on local businesses, products and services. Powered by the company’s proprietary Keyword DNA® and patented local web indexing technologies, Local.com provides users with relevant local search results, which include special offers, user ratings and reviews, local businesses’ website links, maps, driving directions and more. Businesses can advertise on Local.com via a selection of subscription, pay-per-click, banner and pay-per-call ad products. Local Mobile™ provides local search results to mobile phones and wireless devices. The company serves the UK market at http://uk.local.com. Local.com claims U.S. patent numbers 7,231,405 and 7,200,413. For more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend’ and similar expressions, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, successfully expand and implement our outsourced, direct subscription advertising sales efforts, increase the number of businesses that purchase our subscription advertising products, expand our Advertiser and Distribution Networks, expand internationally, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
# # #
Media Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com
Investor Relations Contact:
John Baldissera
BPC Financial Marketing
800-368-1217

LOCAL.COM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$13,737	$14,258
Restricted cash	30	30
Marketable securities	—	1,999
Accounts receivable, net of allowances of $25 and $15, respectively	5,138	3,595
Prepaid expenses and other current assets	161	292

Total current assets	19,066	20,174

Property and equipment, net	1,100	1,473
Intangible assets, net	2,558	3,156
Goodwill	13,231	13,233
Long-term restricted cash	66	66
Deposits	12	12

Total assets	$36,033	$38,114

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,729	$4,029
Accrued compensation	723	456
Deferred rent	261	316
Other accrued liabilities	496	194
Deferred revenue	88	177

Total liabilities, all current	6,297	5,172

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 30,000,000 shares authorized; 14,309,243 and 14,204,110 issued and outstanding, respectively	—	—
Additional paid-in capital	83,652	82,176
Accumulated comprehensive loss	—	(1)
Accumulated deficit	(53,916)	(49,233)

Stockholders’ equity	29,736	32,942

Total liabilities and stockholders’ equity	$36,033	$38,114

LOCAL.COM CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenue	$9,646	$5,098	$18,488	$9,979

Operating expenses:
Search serving	1,320	961	2,773	1,767
Sales and marketing	7,900	4,701	15,543	9,400
General and administrative	1,400	1,178	2,842	2,510
Research and development	755	551	1,632	1,251
Amortization of intangibles	280	244	598	481

Total operating expenses	11,655	7,635	23,388	15,409

Operating loss	(2,009)	(2,537)	(4,900)	(5,430)

Interest and other income (expense), net	84	(614)	218	(806)

Loss before income taxes	(1,925)	(3,151)	(4,682)	(6,236)

Provision for income taxes	—	—	1	1

Net loss	$(1,925)	$(3,151)	$(4,683)	$(6,237)

Per share data:

Basic net loss per share	$(0.14)	$(0.34)	$(0.33)	$(0.67)

Diluted net loss per share	$(0.14)	$(0.34)	$(0.33)	$(0.67)

Basic weighted average shares outstanding	14,242,162	9,325,817	14,223,136	9,312,125
Diluted weighted average shares outstanding	14,242,162	9,325,817	14,223,136	9,312,125
Supplemental statements of operations information:

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Non-cash stock based compensation expense:

Sales and marketing	$234	$93	$474	$213
General and administrative	286	200	626	492
Research and development	52	53	123	132

Total non-cash stock-based compensation expense	$572	$346	$1,223	$837

Basic and diluted net compensation expense per share	$0.04	$0.04	$0.09	$0.09

Interest and other income (expense), net:

Interest income	$84	$96	$218	$167
Interest expense	—	(258)	—	(361)
Interest expense — non-cash	—	(452)	—	(612)

Total interest and other income (expense), net	$84	$(614)	$218	$(806)